CONSENT OF INDEPENDENT ACCOUNTANTS
We hereby consent to the incorporation by reference, into the Proxy Statement and Prospectus (the Proxy/Prospectus) constituting part of this Registration Statement on Form N-14 (the Registration Statement) of Fidelity Advisor Series VI: Fidelity Advisor Intermediate Municipal Income Fund, of our report dated January 16, 1998 on the financial statements and financial highlights included in the November 30, 1997 Annual Reports to Shareholders of Fidelity Advisor Series VI: Fidelity Advisor Intermediate Municipal Income Fund.
We also consent to the incorporation by reference in the Registration Statement, of our report dated January 16, 1998 on the financial statements and financial highlights included in the November 30, 1997 Annual Reports to Shareholders of Fidelity Advisor Series VI: Fidelity Advisor Short-Intermediate Municipal Income Fund.
We further consent to the references to our Firm under the headings "Experts" and "Financial Highlights" in the Proxy/Prospectus and to the references to our Firm under the headings "Financial Highlights" in the Prospectuses and "Auditor" in the Statement of Additional Information for Fidelity Advisor Series VI: Fidelity Advisor Municipal Income Fund and Fidelity Advisor Short-Intermediate Municipal Income Fund, which are also incorporated by reference into the Proxy/Prospectus.
/s/ COOPERS & LYBRAND L.L.P.
COOPERS & LYBRAND L.L.P.
Boston, Massachusetts
January 20, 1998